UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BLACKROCK TCP CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BLACKROCK TCP CAPITAL CORP.
2951 28th Street, Suite 1000
Santa Monica, California 90405

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 27, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of BlackRock TCP Capital Corp. (the “Company,” “we,” “our” or “us”), dated April 1, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 27, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
MAY 27, 2020

Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of BlackRock TCP Capital Corp. (the “Company,” “we,” “our” or “us”), that:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our Stockholders, employees and our community, please note that the location of the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) has been changed. As previously announced, the Annual Meeting will be held on May 27, 2020 at 9:00 a.m., Pacific Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held over the web in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. To attend the Annual Meeting please follow the directions below and use the following link: https://event.webcasts.com/starthere.jsp?ei=1320530.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders of record of the Company as of the close of business on March 30, 2020 (“Record Date Stockholders”) are entitled to vote at the Annual Meeting and any and all adjournments or postponements thereof.  A Record Date Stockholder who wishes to attend the Annual Meeting must use the following link to register and verify that you were a stockholder on the record date:  https://event.webcasts.com/starthere.jsp?ei=1320530. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on May 25, 2020. Record Date Stockholders registering to attend the Annual Meeting will receive a confirmation email regarding registration.

If you are a record owner of shares, please have your control number on your proxy card available when you register.  If you hold shares through a bank, broker or other nominee (a “Street Name Record Date Stockholder”), and wish to attend and vote at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a legal proxy form. Once you have received a valid legal proxy from your broker, bank or other agent, it should be emailed to the Company at investor.relations@tcpcapital.com. Please include proof from your broker, bank or other agent of your valid proxy (e.g., an e-mail from a broker or an image of the legal proxy). You will then receive an email confirmation of your registration. Street Name Record Date Stockholders who do not provide a valid legal proxy, but provide other satisfactory evidence of their ownership of shares as of the record date for the Annual Meeting, will be able to attend the Annual Meeting as a guest but will not be able to vote at the Annual Meeting.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors Howard M. Levkowitz Chairman of the Board of Directors and Chief Executive Officer

Santa Monica, California
May 15, 2020